Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Solaris Oilfield Infrastructure, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-227758) and on Form S-8 (No. 333-218043) of Solaris Oilfield Infrastructure, Inc. of our report dated February 23, 2021, relating to the consolidated financial statements, which appears in this Annual Report on Form  10-K.

/s/BDO USA, LLP

Houston, Texas

February 23, 2021